UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2005 (April 8, 2005)

                                DST Systems, Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                    1-14036                     43-1581814
          (Commission File Number) (I.R.S. Employer Identification No.)

           333 West 11th Street, Kansas City, Missouri        64105
           (Address of principal executive offices)         (Zip Code)

                                 (816) 435-1000
               Registrant's telephone number, including area code

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction
A.2. below):

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  Other Events

         See attached as Exhibit 99.1 to this Form 8-K a News Release dated April 8, 2005 concerning the announcement of an agreement pursuant to which a DST Systems, Inc. subsidiary will acquire Computer Sciences Corporation's Health Plans Solutions business.

         The information in this Item 8.01, and Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed "filed" for the purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Unless expressly incorporated into a filing of DST under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act made after the date hereof, the information contained in this Item 8.01 and Exhibit 99.1 hereto shall not be incorporated by reference into any filing of DST, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 9.01  Financial Statements and Exhibits

(c). Exhibits.

Exhibit
Number            Description

99.1              News Release dated April 8, 2005

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 11th day of April, 2005.

                  DST Systems, Inc.

                  By: /s/ Randall D. Young
                  Name:    Randall D. Young
                  Title:   Vice President, General Counsel and Secretary

                                                                 Exhibit 99.1
   DST SYSTEMS, INC. ANNOUNCES AGREEMENT WITH COMPUTER SCIENCES CORPORATION

KANSAS CITY, MO (April 8, 2005) - DST Systems, Inc. (NYSE:DST) announced today that a DST subsidiary has entered into a definitive agreement with Computer Sciences Corporation (NYSE:CSC) under which the subsidiary will acquire CSC's Health Plans Solutions ("HPS") business for 7.129 million shares of CSC common stock held by the DST subsidiary. HPS is an enterprise software developer, software application services provider, and business process outsourcer for the U.S. commercial healthcare industry.

HPS has been serving the healthcare industry since the 1960's. HPS has 270 clients and its proprietary systems are used to provide claims administration services for approximately 24 million covered lives. HPS has approximately 700 employees located in three principal locations: Birmingham, Alabama; Southfield, Michigan; and Cohoes, New York. HPS had revenues of $110 million for the year ended April 2, 2004, and $82 million for the nine months ended December 31, 2004.

DST and CSC have agreed that the exchange value of the CSC shares at closing will be $45.53 per share. On that basis, HPS will also hold $224.6 million of cash at the time of the exchange.

The transaction has been structured in accordance with Section 355 of the Internal Revenue Code. Accordingly, DST does not expect to recognize a taxable gain as a result of the exchange.

DST believes that the HPS business will expand its presence in the healthcare processing services industry, which currently uses DST's AWD and Output Solutions products. DST expects to record net income of approximately $50 million from the exchange of the CSC shares. DST believes that the operations of HPS will be neutral to DST's diluted earnings per share in 2005 and accretive in 2006. The actual impact on earnings per share will be dependent, among other factors, upon the finalization of the business combination accounting entries, which includes the allocation of approximately $85 million of value in excess of the net assets of the HPS business being received.

The closing of the transaction is subject to a number of closing conditions, including Hart-Scott-Rodino clearance and the receipt of tax opinions. Subject to the satisfaction of those conditions, the transaction is expected to close in April 2005.

The information and comments above may include forward-looking statements respecting DST and its businesses. Such information and comments are based on DST's views as of today, and actual actions or results could differ. There could be a number of factors affecting future actions or results, including those set forth in DST's latest periodic financial report (Form 10-K or 10-Q) filed with the Securities and Exchange Commission. All such factors should be considered in evaluating any forward-looking comment. The Company will not update any forward-looking statements in this press release to reflect future events.

DST Systems, Inc.
333 West 11th Street
Kansas City, MO
64105-1594

Contact:
Thomas A. McDonnell (816) 435-8684
President and Chief Executive Officer
Kenneth V. Hager (816) 435-8603
Vice President and Chief Financial Officer